                                 AMENDMENT NO. 2
                                       TO
                                   SCHEDULE A

                              DELAWARE POOLED TRUST

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                        EFFECTIVE AS OF DECEMBER 1, 2004

The All-Cap Growth Equity Portfolio
The Core Focus Fixed Income Portfolio
The Core Plus Fixed Income Portfolio
The Emerging Markets Portfolio
The Global Fixed Income Portfolio
The High-Yield Bond Portfolio
The Intermediate Fixed Income Portfolio
The International Equity Portfolio
The International Fixed Income Portfolio
The Labor Select International Equity Portfolio
The Large-Cap Value Equity Portfolio
The Mid-Cap Growth Equity Portfolio
The Real Estate Investment Trust Portfolio
The Real Estate Investment Trust Portfolio II
The Small-Cap Growth Equity Portfolio
The Small-Cap Growth II Equity Portfolio
The Small-Cap Value Equity Portfolio
The Smid-Cap Growth Equity Portfolio

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                       DELAWARE POOLED TRUST
                                                     for its series set forth in this Schedule A


By:      ________________________________            By:      ___________________________________
Name:    Douglas L. Anderson                         Name:    Jude T. Driscoll
Title:   Senior Vice President/Operations            Title:   Chairman